UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 26, 2007

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      At a meeting of the Central Vermont Public Service Corporation (the "Company") Board of Directors held on February 26, 2007, the Company's Board of Directors approved the Company's 2007 Management Incentive Plan structure, specific performance measures and targets for executive officers. The structure and targets include measures in the following "Balanced Scorecard" categories: Financial, Customer, Process and People. The goal of the measures is to focus management on striving for high customer service at the lowest cost by motivating and developing employees and ensuring their safety, in order to provide the best return for its shareholders. The MIP weightings remain the same as in 2006 at 80% for the Company measures and 20% based on individual performance which is at the discretion of the Board. The level of targeted payouts as a percentage of base salary also remained the same as 2006 (Chief Executive Officer 50%, Senior Vice President 30% and Vice President 25%). Depending on performance the payout potential is 0 - 2 times target.

      The Board of Directors also approved, at the same meeting, the structure, specific performance measures, and targets for the Long-Term Incentive Plan ("LTIP") for executive officers which delivers 100 percent of its value in performance shares. Fifty percent of the performance shares are based on the Company's total shareholder return compared to all other publicly traded electric and combination utilities, and the other 50 percent of performance shares are based on the Company's three-year performance compared to predetermined key operational measures. The key operational measures include restoration of the Company's corporate credit rating to investment grade status, customer satisfaction/perception compared to other electric utilities in the East Region as reported by J.D. Power, exceeding service quality standards negotiated with State regulators, Return on Assets, and the Company's operational efficiency and capital utilization compared to other electric utilities as measured by Pacific Economics Group efficiency analysis. The payout targets are as follows: Chief Executive Officer $250k, Senior Vice President $90k and Vice President $60k. Depending on performance the payout potential is 0 - 1.5 times target with dividends invested over the three-year performance cycle. These target amounts represent a reduction from 2006 levels for the CEO from $350k and an increase from $80k and $55k, for Senior Vice President and Vice President, respectively.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Joan F. Gamble Joan F. Gamble, Vice President, Strategic Change and Business Services

March 1, 2007